Calculation of Filing Fee Tables
S-3
Praxis Precision Medicines, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(o)			$ 86,243,413.61	0.0001531	$ 13,203.87
Fees Previously Paid	2	Equity	Common Stock, $0.0001 par value per share	457(o)			$ 163,756,586.39		$ 25,071.13
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 250,000,000.00		$ 38,275.00
			Total Fees Previously Paid:						$ 25,071.13
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,203.87
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

[2]	On December 23, 2024, we filed a registration statement on Form S-3 (File No. 333-284016), with the Securities and Exchange Commission, which was effective immediately upon filing, which included a prospectus supplement relating to the offering of the registrant's common stock that may be issued and sold from time to time under the Open Market Sale AgreementSM, dated March 5, 2024 and as amended by certain Amendment No. 1 to Open Market Sale Agreement on December 23, 2024, with Jefferies LLC, (as amended, the "Prior Sales Agreement", and the offering, the "Prior ATM Offering"). On September 2, 2025, we terminated the Prior Sales Agreement and the Prior ATM Offering. We sold $86,243,413.61 of Common Stock under the Prior ATM Offering and $163,756,586.39 of the $250,000,000 of Common Stock (the "Unsold Common Stock") remained unsold at the termination. We previously paid a filing fee of $25,071.13 with respect to the Unsold Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $250,000,000.00. The prospectus is a final prospectus for the related offering.